Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT, dated October 25, 2005 (the “Agreement”), is by and among Langley Partners, L.P., Bear Stearns Securities Corp. Custodian for Jeffrey Thorp IRA Rollover, JMG Capital Partners, LP and JMG Triton Offshore Fund, Ltd (collectively, the “Sellers”) and Internet Capital Group, Inc., a Delaware corporation (the “Purchaser”). The Sellers and the Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

Background

A. Pursuant to a Securities Purchase Agreement, dated as of March 31, 2004 (the “Securities Purchase Agreement”), by and among the Purchaser and the initial holders of the Senior Convertible Notes issued thereunder, the Sellers each acquired a Senior Convertible Note, as amended, made by the Purchaser in favor of each of the Sellers (the “Senior Convertible Notes”).

B. Subsequent to the closing of the issuance of the Senior Convertible Notes, each of the Sellers acquired additional Senior Convertible Notes from other holders thereof.

C. As of the date hereof, each of the Sellers currently holds Senior Convertible Notes in the principal amounts set forth opposite such Seller’s name on Schedule 1 attached hereto under the heading “Principal Amount Currently Owned”.

D. The Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, the Purchaser’s Senior Convertible Notes in an aggregate principal amount of $20,000,000.00 (twenty million dollars) on the terms and conditions contained herein.

Terms

In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE; PURCHASE PRICE; CLOSING

1.1. Purchased Notes. Subject to the terms and conditions hereof, the Sellers will, severally and not jointly, transfer and sell to the Purchaser, and the Purchaser will purchase from each of the Sellers, $20,000,000.00 (twenty million dollars) aggregate principal amount of the Senior Convertible Notes plus all accrued and unpaid interest thereon (the “Purchased Notes”) for an aggregate purchase price equal to $24,746,575.37 (twenty four million seven hundred thirty-five thousand six hundred sixteen dollars and forty-three cents) (the “Purchase

Price”). To effectuate the foregoing, each Seller will, severally and not jointly, transfer and sell to the Purchaser, and the Purchaser will purchase from each of the Sellers, the principal amount of Senior Convertible Notes set forth opposite such Seller’s name on Schedule 1 attached hereto under the heading “Principal Amount to be Purchased” for the purchase price set forth opposite such Seller’s name on Schedule 1 attached hereto under the heading “Purchase Price”.

1.2. Closing. The purchase and sale of the Purchased Notes shall take place upon the execution of this Agreement and immediately following satisfaction of all the conditions to closing set forth in Article IV (the “Closing” and the date of the Closing, the “Closing Date”).

1.3. Purchase Price. At the Closing, the Sellers shall deliver to the Purchaser the Purchased Notes, along with duly executed note powers, against delivery by the Purchaser of the Purchase Price. The cash amount due at Closing shall be paid by wire transfer of immediately available funds to the account or accounts designated by each Seller on Schedule II attached hereto. The Purchaser shall reissue to each Seller a replacement note for the balance of the principal amount of such Seller’s Senior Convertible Note not being purchased hereunder which amount is set forth opposite such Seller’s name on Schedule 1 attached hereto under the heading “Principal Amount of Replacement Note”.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE SELLERS

2.1. Representations and Warranties of the Sellers. Each Seller hereby, severally and not jointly, represents and warrants to the Purchaser and with respect only to itself as follows:

(a) Such Seller has full corporate, partnership, limited liability company or similar power and authority, as the case may be, to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

(b) Such Seller has taken such action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the sale and transfer of such Seller’s Purchased Note, and this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof, except as such enforceability may be limited by (i) general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) principles of public policy.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate (i) the organizational documents of such Seller or (ii) any applicable laws or orders, regulations, rules or requirements of a court, public body or authority by which such Seller is bound, except in the case of clause (ii), for such violations which, individually or in the aggregate, have not had, and would not reasonably be expected to have, a material adverse effect on the ability of such Seller to perform its obligations hereunder.

(d) Such Seller is the sole beneficial owner of the Purchased Note to be sold by such Seller to the Purchaser pursuant to this Agreement, free and clear of any and all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances of whatever nature.

(e) Such Seller has the full legal right, power and authority to enter into this Agreement and to perform its obligations hereunder, without the need for the consent of any other person or entity other than those consents which have been obtained, except for such consents, the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have, a material adverse effect on the ability of such Seller to perform its obligations hereunder.

(f) Upon delivery to the Purchaser at the Closing of such Seller’s Purchased Note in accordance with the terms hereof, the Purchaser will acquire good and valid title to such note, free and clear of any and all liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances, other than such liens, claims, security interests, pledges, charges, equities, options, restrictions and encumbrances that arise from acts of the Purchaser.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE PURCHASER

3.1. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to, and covenants and agrees with, the Sellers that:

(a) The Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware.

(b) The Purchaser has corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

(c) The Purchaser has taken such action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the purchase of the Purchased Notes from the Sellers, and this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with the terms hereof, except as such enforceability may be limited by (i) general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) principles of public policy.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate the Purchaser’s organizational documents or any applicable laws or orders, regulations, rules or requirements of a court, public body or authority (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market) by which the Purchaser is bound.

(e) The Purchaser has the full legal right, power and authority to enter into this Agreement and to perform the Purchaser’s obligations hereunder, without the need to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other person in order for the Purchaser to execute, deliver or perform any of its obligations under or contemplated by this Agreement, except any such any such consents, authorizations, orders, filing or registrations which have already been obtained or made.

(f) Other than with respect to the purchase of the Purchased Notes contemplated by this Agreement, the Purchaser confirms that (i) it has not provided any of the Sellers or their counsel with any information that constitutes or might constitute material, nonpublic information and that (ii) no such information exists. All reports required to be filed by the Purchaser under the Securities Exchange Act of 1934, as amended, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Purchaser acknowledges and agrees that no Seller makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article II of this Agreement. The Purchaser understands and confirms that each of the Sellers will rely on the foregoing representations in effecting transactions in securities of the Purchaser.

(g) The Purchaser confirms that nothing in this Agreement shall relieve or amend any of the Seller’s rights with respect to any Senior Convertible Notes owned by such Seller (or acquired by such Seller after the date hereof) including any rights arising under the Securities Purchase Agreement or any Transaction Document (as defined in the Securities Purchase Agreement).

ARTICLE IV

CONDITIONS TO CLOSING

4.1. Conditions to the Sellers’ Obligations. The obligations of the Sellers hereunder are subject to the satisfaction on or prior to the Closing of the following conditions:

(a) The Purchaser shall have delivered the Purchase Price to the Sellers pursuant to Section 1.3 hereof.

(b) The representations and warranties of the Purchaser set forth in Article III shall be true and correct in all respects at and as of the Closing Date as though then made, and all covenants of the Purchaser required to be performed at or prior to the Closing shall have been performed in all respects.

(c) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

4.2. Conditions to the Purchaser’s Obligations. The obligations of the Purchaser hereunder are subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Each Seller shall have delivered the Purchased Notes along with duly executed note powers to the Purchaser pursuant to Section 1.3 hereof.

(b) The representations and warranties of the Sellers set forth in Article II shall be true and correct in all respects on and as of the Closing Date as though then made.

(c) No preliminary or permanent injunction or order, decree or ruling of any nature issued by any court or governmental agency of competent jurisdiction, nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal, state or local governmental authority, shall be in effect that would prevent the consummation of the transactions contemplated by this Agreement.

(d) Each Seller has executed and delivered to the Purchaser the written consent to Amendment No. 2 to the Senior Convertible Notes attached hereto as Schedule III.

ARTICLE V

MISCELLANEOUS

5.1. Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by United States mail, certified or registered with return receipt requested, or by nationally recognized overnight courier services, or otherwise actually delivered:

(a)	if to the Purchaser, to:

  Internet Capital Group, Inc.

690 Lee Road, Suite 310

Wayne, Pennsylvania 19087

Telephone:     (610) 727-6900

Facsimile:      (610) 727-6901

Attention:       General Counsel and

                        Vice President, Treasury and Tax

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, Pennsylvania 19104

Telephone:     (215) 994-4000

Facsimile:      (215) 994-2222

Attention:       Henry N. Nassau, Esq.

                        and Brian D. Short, Esq

(c) if to Sellers, to its address and facsimile number set forth on the Schedule of Sellers, with copies to such Seller’s representatives as set forth on the Schedule I,

with a copy (for informational purposes only) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

Telephone:     (212) 309-6000

Facsimile:      (212) 309-6001

Attention:       Robert G. Robison, Esq.

                        and Jonathan D. Morris, Esq.

or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or other communication shall be deemed to have been given on the date actually delivered to the recipient or to the recipient’s address.

5.2. Governing Law; Limitation on Scope of Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of New York. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

5.3. Amendments, Etc. This Agreement may be changed, waived or terminated only with the written consent of the parties hereto.

5.4. Survival of Representations and Warranties; Limitation of Actions. All representations and warranties contained herein and in any certificate, documentation or agreement delivered pursuant hereto shall survive the execution and delivery of this Agreement, any investigation at any time made thereof, the sale of the Purchased Notes and payment therefor as provided for in this Agreement.

5.5. Successors and Assigns. This Agreement, and all provisions hereof, shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, including without limitation any subsequent holders of the Purchased Notes or securities issued upon conversion or exercise thereof and all such persons and entities shall be deemed to be the Purchaser hereunder.

5.6. Entire Agreement. This Agreement, any attached exhibits and schedules and the other agreements, documents and instruments contemplated hereby contain the entire understanding of the Parties, and there are no further or other agreements or understandings, written or oral, in effect between the Parties relating to the subject matter hereof unless expressly referred to herein.

5.7. Counterparts. This Agreement may be executed in one or more counterparts by facsimile signature, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one Agreement.

5.8. Indemnification.

(a) In consideration of each Seller’s execution and delivery of this Agreement and the sale by such Seller of the Purchased Notes and in addition to all of the Purchaser’s other obligations under this Agreement and elsewhere, the Purchaser shall defend, protect, indemnify and hold harmless each Seller and all of their respective stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Seller Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (other than consequential damages), and reasonable expenses in connection therewith (irrespective of whether any such Seller Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Seller Indemnified Liabilities”), incurred by any Seller Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in this Agreement, (b) any breach of any covenant, agreement or obligation of the Purchaser contained in this Agreement or (c) any cause of action, suit or claim brought or made against such Seller Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Purchaser) and arising out of or resulting from (i) other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Seller Indemnitee contained in this Agreement or a breach of any covenant, agreement or obligation by such Seller Indemnitee contained in this Agreement or from the gross negligence, willful misconduct or bad faith of such Seller Indemnitee, the execution, delivery, performance or enforcement of this Agreement or (ii) any transaction used to finance in whole or in part, directly or indirectly, the acquisition of the Purchased Notes. To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Seller Indemnified Liabilities which is permissible under applicable law.

(b) In consideration of the Purchaser’s execution and delivery of this Agreement and the purchase by the Purchaser of the Purchased Notes and in addition to all of each Seller’s other obligations under this Agreement and elsewhere, each Seller shall, severally and not jointly, defend, protect, indemnify and hold harmless the Purchaser and all of the Purchaser’s officers, directors, agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages (other than consequential damages), and reasonable expenses in connection therewith (irrespective of whether any such Purchaser Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Purchaser Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by such Seller in this Agreement, (b) any breach of any covenant, agreement or obligation of such Seller contained in this Agreement or (c) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from, other than those arising from or resulting from a misrepresentation or breach of any representation or warranty made by such Purchaser Indemnitee contained in this Agreement or a breach of any covenant, agreement or obligation by such Purchaser Indemnitee contained in this Agreement or from the gross negligence, willful misconduct or bad faith of such Purchaser Indemnitee, the execution, delivery, performance or enforcement of this Agreement. To the extent that the foregoing undertaking by such Seller may be unenforceable for any reason, such Seller shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law.

(c) Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 5.8 shall be the same as those set forth in Section 6 of the Registration Rights Agreement (as such term is defined in the Securities Purchase Agreement).

5.9. Legal Fees and Expenses. Upon submission of evidence of expenditure thereof, the Purchaser shall pay to Morgan, Lewis & Bockius LLP (i) an amount not to exceed $7,500 for reimbursement of reasonable legal fees incurred in connection with the transactions contemplated by this Agreement and (ii) reasonable expenses of legal counsel incurred in connection with the transactions contemplated by this Agreement so long as bills evidencing such fees and expenses have been received by the Purchaser. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Purchased Notes contemplated by this Agreement.

5.10. Public Disclosure. No later than three Business Days following the date hereof, the Purchaser shall file a Current Report on Form 8-K (which has been previously reviewed by the Sellers and Morgan, Lewis & Bockius LLP) in the form required by the Securities Exchange Act of 1934, as amended, disclosing the transactions contemplated by this Agreement. Subject to the foregoing, neither the Purchaser nor any Seller shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Purchaser shall be entitled to make a press release regarding the transactions contemplated hereby (which press release does not name either Seller by name and such press release has been previously reviewed by the Sellers and Morgan, Lewis & Bockius LLP) and thereafter the Purchaser shall be entitled to make other public disclosure with respect to such transactions (i) in substantial conformity with such press release and the Form 8-K referenced above, (ii) as is required by law and regulations or (iii) to explain the Purchaser’s reasons for and business analysis behind the transactions contemplated by this Agreement and the impact of such transactions on the Purchaser’s business. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

5.11. Independent Nature of Sellers’ Obligations and Rights. The obligations of each Seller under this Agreement are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance of the obligations of any other Seller under this Agreement. Nothing contained herein, and no action taken by any Seller pursuant hereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Seller confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Seller shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Seller to be joined as an additional party in any proceeding for such purpose.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Note Purchase Agreement the day and year first above written.

PURCHASER:

INTERNET CAPITAL GROUP, INC.

By:	/s/ SUZANNE L. NIEMEYER
Name:
Title:

SELLERS:

LANGLEY PARTNERS, L.P.

By:	Langley Capital, LLC, its General Partner

By:	/s/ JEFFREY THORP
Name:	Jeffrey Thorp
Title:	Managing Member

BEAR STEARNS CORP. CUSTODIAN FOR JEFFREY THORP IRA ROLLOVER

By:	/s/ JEFFREY THORP
Name:	Jeffrey Thorp

[Signature Page 1 of 2 to Note Purchase Agreement]

SELLERS:

JMG CAPITAL PARTNERS, LP

By:	/s/ JONATHAN GLASER
Name:	Jonathan Glaser
Title:	Member Manager of the General Partner

JMG TRITON OFFSHORE FUND, LTD

By:	/s/ JONATHAN GLASER
Name:	Jonathan Glaser
Title:	Member Manager of the Investment Manager

[Signature Page 2 of 2 to Note Purchase Agreement]

SCHEDULE I

PURCHASED NOTES

Seller	Address and Facsimile Number	Representative	Principal Amount Currently Owned	Principal Amount to be Purchased	Purchase Price	Principal Amount of Replacement Note
Langley Partners, LP	535 Madison Avenue 7th Floor New York, NY 10022 Fax: 212-850-7589 Attn: Jeffrey Thorp	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Fax: 212-309-6001 Attn: Robert G. Robison, Esq. and Jonathan D. Morris	$9,500,000	$6,229,305	$7,707,698.28	$3,270,695

Bear Stearns Securities Corp. Custodian for Jeffrey Thorp IRA Rollover	535 Madison Avenue 7th Floor New York, NY 10022 Fax: 212-850-7589 Attn: Jeffrey Thorp	Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Fax: 212-309-6001 Attn: Robert G. Robison, Esq. and Jonathan D. Morris	$7,000,000	$4,590,013	$5,679,355.13	$2,409,987

JMG Capital Partners, LP	1999 Avenue of the Stars Suite 2530 Los Angeles, CA 90067 Fax: 310-201-2759 Attn: Noelle Newton	None.	$7,000,500	$4,590,341	$5,679,760.98	$2,410,159

JMG Triton Offshore Fund, Ltd	1999 Avenue of the Stars Suite 2530 Los Angeles, CA 90067 Fax: 310-201-2759 Attn: Noelle Newton	None.	$7,000,500	$4,590,341	$5,679,760.98	$2,410,159

SCHEDULE II

WIRE INSTRUCTIONS

LANGLEY PARTNERS, L.P.:

Chase Manhattan Bank, N.Y.

ABA# 021-000-021

F/A/O Goldman Sachs & Co, N.Y.

A/C# 930-1-011483

F/F/C Langley Capital LLC

A/C# 002-26312

BEAR STEARNS SECURITIES CORP.

CUSTODIAN FOR JEFFREY THORP IRA ROLLOVER:

Citibank

ABA # 021-000-089

F/A/O Bear Stearns Securities Corp.

A/C#092-53186

Further credit to Jeffrey Thorp IRA Rollover Acct No. 105-95689

JMG CAPITAL PARTNERS, LP:

Citibank

ABA # 021-000-089

F/A/O Bear Stearns Securities Corp.

A/C#092-53186

FBO JMG Capital Partners, LP Acct No. 102-13730-20

JMG TRITON OFFSHORE FUND, LTD:

Citibank

ABA # 021-000-089

F/A/O Bear Stearns Securities Corp.

A/C#092-53186

FBO JMG Triton Offshore Fund Ltd. Acct No. 102-09192-29

SCHEDULE III

AMENDMENT NO. 2 TO SENIOR CONVERTIBLE NOTES

See Exhibit 10.3.